EXHIBIT 23.2

March 17, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Tap Resources Inc. on Form S-1 of our audit report, dated March 3, 2014 relating to the accompanying balance sheets as of  November 30, 2013 and 2012 and  related statements of operations, stockholders’ deficit, and cash flows from inception (April 27, 2012) through November 30, 2013 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
March 17, 2014

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049